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                                                                       EXHIBIT 5

                                  May 29, 2003

Commercial Net Lease Realty, Inc.
450 South Orange Avenue
Suite 900
Orlando, Florida 32801

        RE:     COMMERCIAL NET LEASE REALTY, INC.

Ladies and Gentlemen:

        We have acted as counsel to Commercial Net Lease Realty, Inc., a Maryland corporation (the "Company"), in connection with the Registration Statement on Form S-3 filed by the Company on May 29, 2003, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the offering by the Company from time to time of (i) one or more series of debt securities (the "Debt Securities"), (ii) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"),
(iii) shares of Preferred Stock represented by depositary shares (the "Depositary Shares"), (iv) shares of common stock, par value $0.01 per share (the "Common Stock"), and (v) warrants to purchase Common Stock (the "Common Stock Warrants"), with an aggregate initial public offering price of up to $600,000,000. The Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Common Stock Warrants are collectively referred to herein as the "Offered Securities."

        In our capacity as counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Offered Securities, and for the purpose of this opinion have assumed that such proceedings will be timely completed in the manner currently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments as we have deemed necessary or appropriate for purposes of this opinion. Among such documents are the Registration Statement, the First Amended and Restated Articles of Incorporation of the Company certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "Charter"), the by-laws of the Company (the "By-laws"), resolutions adopted by the Board of Directors of the Company (the "Board of Directors") in connection with the matters contemplated by the Registration Statement, and the form of Indenture (the "Indenture") to be entered into between the Company and a financial institution organized under the laws of the United States of America (the "Trustee").
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        The Debt Securities will be issued pursuant to the Indenture, the
Depositary Shares will be issued under one or more deposit agreements (each, a "Deposit Agreement"), and the Common Stock Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as depositary or warrant agent (each, a "Depositary" or "Warrant Agent"), as the case may be.

        In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

        In connection with the opinions expressed below, we have assumed that, at and prior to the time of the issuance of Offered Securities pursuant to the Registration Statement, (i) the Resolutions of the Board of Directors authorizing the issuance of the Offered Securities have not been amended, modified or rescinded, (ii) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and (ii) there has not occurred any change in law materially adversely affecting the power of the Company to issue or deliver the Offered Securities or the validity of the Offered Securities. We have also assumed that the issuance or delivery of Offered Securities will not at the time of issuance or delivery violate or conflict with (1) the Charter or the By-laws,
(2) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is a party or by which the Company is then bound, or (3) any law or regulation or any decree, judgment or order applicable to the Company. We have further assumed that the number of Common Stock and Preferred Stock to be offered and delivered pursuant to the Registration Statement will not at the time of such offering and delivery exceed the amount of such class of capital shares authorized in the Charter, as then amended, restated or supplemented, and unissued at such time.

        Subject to the foregoing and the other matters set forth herein, it is our opinion, as of the date hereof that:

        1. When (i) the Debt Securities have been duly established under the Indenture (including, without limitation, the adoption by the Board of Directors of a resolution duly authorizing the issuance and delivery of the Debt Securities), (ii) the Debt Securities have been duly authenticated by the Trustee and (iii) the Debt Securities have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement and the applicable Prospectus Supplement issued under the Registration Statement, the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
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        2. The Company has the authority, pursuant to its Charter, to issue up to 15,000,000 shares of Preferred Stock. Upon adoption by the Board of Directors of a resolution in form and content as required by applicable law specifying the designation, rights and preferences of one or more series of Preferred Stock, filed as required by applicable law, and upon issuance and delivery of full payment for such shares in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement issued under the Registration Statement and by such resolution, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

        3. When (i) the final terms of the Depositary Shares and applicable Deposit Agreement have been duly established in accordance with the Charter, applicable law and resolutions of the Board of Directors, (ii) the Board of Directors has adopted a resolution, in form and content as required by applicable law, duly authorizing the issuance and delivery of the Depositary Shares and (iii) the Depositary Shares have been duly executed and delivered by the Company against payment therefor and countersigned by the applicable Depositary in accordance with the applicable Deposit Agreement and delivered to and paid for by the purchasers of the Depositary Shares in the manner contemplated by the Registration Statement, the applicable Prospectus Supplement issued under the Registration Statement and such resolutions of the Board of Directors, such Depositary Shares will be validly issued, fully paid and nonassessable.

        4. The Company has the authority, pursuant to its Charter, to issue up to 90,000,000 shares of Common Stock. Upon adoption by the Board of Directors of a resolution in form and content as required by applicable law, and upon issuance and delivery of and full payment for such shares in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement issued under the Registration Statement and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

        5. When (i) the final terms of the Common Stock Warrants and applicable Warrant Agreement have been duly established in accordance with the Charter, applicable law and resolutions of the Board of Directors, (ii) the Board of Directors has adopted a resolution, in form and content as required by applicable law, duly authorizing the issuance and delivery of the Common Stock Warrants and (iii) the Common Stock Warrants have been duly executed and delivered by the Company against payment therefor and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers of the Common Stock Warrants in the manner contemplated by the Registration Statement, the applicable Prospectus Supplement issued under the Registration Statement and such resolutions of the Board of Directors, such Common Stock Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
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        We consent to your filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.

                                                   Very truly yours,


                                                   /s/ Shaw Pittman LLP
                                                   --------------------
                                                   Shaw Pittman LLP